UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

June 25, 2015

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36335	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for information regarding the election of directors at the annual stockholders’ meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 25, 2015, Enservco Corporation (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, two proposals were submitted to the stockholders for approval as set forth in the Company’s definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on April 29, 2015. As of the record date, April 30, 2015, a total of 37,786,158 shares of Company common stock were outstanding and entitled to vote. The Company did not solicit proxies for the Meeting. In total, 16,824,876 shares of Company common stock were represented at the meeting, which represented a quorum at approximately 44.53% of the shares outstanding and entitled to vote as of the record date.

At the Meeting, the stockholders approved all of the proposals submitted. They elected the slate of five persons to the Company’s Board of Directors and ratified and approved the appointment of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The votes on the proposals were cast as set forth below:

1.     Proposal No. 1 – Election of directors. The stockholders elected the entire slate of directors presented to the stockholders.

Name	Votes For	Withheld Authority To Vote
Keith J. Behrens	16,824,876	0
Robert S. Herlin	16,824,876	0
William A. Jolly	16,824,876	0
Rick D. Kasch	16,824,876	0
Steven P. Oppenheim	16,824,876	0

2.     Proposal No. 2 – Ratification and approval of EKS&H, LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain
16,824,876	0	0

Item 8.01 Other Events.

After the Meeting, the Board of Directors held its annual meeting of the Board of Directors (the “Board”). The Board determined that, consistent with the actions and recommendations of the stockholders EKS&H, LLLP will serve as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015.

The Board also reviewed and approved the Audit Committee Charter, determined that it complies with the rules that apply to the Company, and appointed certain independent directors—being Messrs. Herlin, Jolly, and Oppenheim—to the Audit Committee, with Mr. Oppenheim the chairman.

The Company’s Board of Directors also re-elected the following executive officers of the Company:

■	Rick D. Kasch – Chairman of the Board of Directors, President, Chief Executive Officer, and Principal Executive Officer

■	Robert J. Devers – Chief Financial Officer, Principal Financial Officer, Treasurer, and Secretary

■	Austin Peitz – Senior Vice President of Field Operations

In considering the election of officers, the Board of Directors determined that the offices of Corporate Controller, Secretary, and Assistant Secretary are not “executive officers” of the Company as that term is used in Item 401(b) of SEC Regulation S-K, and are not “officers” as that term is defined in SEC Rule 16a-1(f) in that they do not have policy-making functions and, consequently, are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

The Board also reviewed and reaffirmed several Company policies without amendment, including the Amended Code of Business Conduct and Ethics and Whistleblower Policy and the Related Party Transaction Policy. The Board reviewed and approved amendments to the Company’s the Amended Insider Trading Policy and the Company’s Policy on Trading Blackout Periods; Benefit Plans; and Section 16 Reporting, which altered the pre-clearance period for director, officer, and employee transactions in securities of the Company among other minor changes. Each of the Company’s policies mentioned above are available for review on the Company’s website at: http://irdirect.net/ENSV/corporate_governance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

14.01	Amended Code of Business Conduct and Ethics and Whistleblower Policy(1)
14.02	Amended Insider Trading Policy. Filed herewith.
14.03	Related Party Transactions Policy(1)
14.04	Audit Committee Charter(1)
14.05	Amended Policy on Blackout Periods; Benefit Plans; and Section 16 Reporting. Filed herewith.

(1)	Incorporated by reference from the Company’s Current Report on Form 8-K dated May 29, 2013, and filed on May 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of June 2015.

Enservco Corporation

By:	/s/ Rick D. Kasch
Rick D. Kasch, Chief Executive Officer

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